AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2006
                                                     REGISTRATION NO. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                PITNEY BOWES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ---------------

                                WORLD HEADQUARTERS
    DELAWARE                     1 ELMCROFT ROAD
 (STATE OR OTHER              STAMFORD, CT 06926-0700
  JURISDICTION OF        TELEPHONE NUMBER: (203) 356-5000       06-0495050
 INCORPORATION OR        (ADDRESS OF PRINCIPAL EXECUTIVE     (I.R.S. EMPLOYER
   ORGANIZATION)            OFFICES INCLUDING ZIP CODE)      IDENTIFICATION NO.)

                                 ---------------

                     PITNEY BOWES INC. DIRECTORS' STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                 ---------------

          MICHELE COLEMAN MAYES
SENIOR VICE PRESIDENT AND GENERAL COUNSEL                   COPIES TO:
            PITNEY BOWES INC.                        RONALD O. MUELLER, ESQ.
           WORLD HEADQUARTERS                      GIBSON, DUNN & CRUTCHER LLP
             1 ELMCROFT ROAD                      1050 CONNECTICUT AVENUE, N.W.
         STAMFORD, CT 06926-0700                      WASHINGTON, D.C. 20036
             (203) 356-5000                               (202) 955-8500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 ---------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
                TITLE OF SECURITIES         AMOUNT TO BE         OFFERING PRICE         AGGREGATE                AMOUNT OF
                 TO BE REGISTERED           REGISTERED(1)         PER SHARE(2)      OFFERING PRICE(2)       REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $1 PAR VALUE PER                400,000                $41.40             $16,560,000               $1771.92
   SHARE                                       SHARES
================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act based upon the average of the high and low prices for the Registrant's Common Stock, par value $1 per share on March 16, 2006 as reported by the New York Stock Exchange, which was $41.40.

================================================================================

================================================================================
                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Pitney Bowes Inc., a Delaware corporation (the "Registrant" or the "Company") relating to 400,000 shares of the Company's Common Stock, par value $1 per share (the "Common Stock"), to be issued under the Pitney Bowes Inc. Directors' Stock Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents previously filed with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 13, 2006.

     2. The description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 16, 1996 and as amended on January 16, 1998 and December 19, 2003.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement, provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

The Registrant's Exchange Act file number with the Commission is 001-03579.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation includes a provision limiting such liability.

The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8. EXHIBITS.



EXHIBIT NO.   DESCRIPTION
-----------   -----------
   4.1        Restated Certificate of Incorporation, as amended
   4.2        Certificate of Amendment to the Restated Certificate of
              Incorporation
   4.3        By-laws, as amended
   5.1        Opinion of Gibson, Dunn & Crutcher LLP
   10.1       Pitney Bowes Inc. Directors' Stock Plan (as amended and
              restated 1999)
   10.2       Amendment No. 1 to Pitney Bowes Inc. Directors' Stock Plan
              (effective as of May 12, 2003)
   23.1       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
   23.2       Consent of PricewaterhouseCoopers LLP

ITEM 9. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of March, 2006.


                                            PITNEY BOWES INC.
                                                (Registrant)
                                            By:
                                                      /s/ Michael J. Critelli
                                                    ----------------------------
                                            Name:   Michael J. Critelli
                                            Title:  Chairman and Chief Executive
                                                    Officer

          NAME AND SIGNATURE                                    TITLE                                    DATE

----------------------------------------         --------------------------------------             ---------------
                                                     Chairman and Chief Executive
                                                     Officer (Principal Executive
       /s/ Michael J. Critelli                                 Officer)                              March 17, 2006
----------------------------------------
         Michael J. Critelli
                                                   Senior Vice President and Chief
                                                     Financial Officer (Principal
         /s/ Bruce P. Nolop                               Financial Officer)                         March 17, 2006
----------------------------------------
           Bruce P. Nolop
                                                  Vice President - Finance and Chief
                                                          Accounting Officer
         /s/ Steven J. Green                        (Principal Accounting Officer)                   March 17, 2006
----------------------------------------
           Steven J. Green

        /s/ Linda G. Alvarado                                 Director                               March 17, 2006
----------------------------------------
          Linda G. Alvarado

        /s/ Colin G. Campbell                                 Director                               March 17, 2006
----------------------------------------
          Colin G. Campbell

          /s/ Anne S. Fuchs                                   Director                               March 17, 2006
----------------------------------------
            Anne S. Fuchs

           /s/ Ernie Green                                    Director                               March 17, 2006
----------------------------------------
             Ernie Green

         /s/ James H. Keyes                                   Director                               March 17, 2006
----------------------------------------
           James H. Keyes

        /s/ John S. McFarlane                                 Director                               March 17, 2006
----------------------------------------
          John S. McFarlane

       /s/ Eduardo R. Menasce                                 Director                               March 17, 2006
----------------------------------------
         Eduardo R. Menasce

         /s/ Michael I. Roth                                  Director                               March 17, 2006
----------------------------------------
           Michael I. Roth

        /s/ David L. Shedlarz                                 Director                               March 17, 2006
----------------------------------------
          David L. Shedlarz

       /s/ Robert E. Weissman                                 Director                               March 17, 2006
----------------------------------------
         Robert E. Weissman

                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
                                                                      NUMBERED
EXHIBIT NO.          DESCRIPTION                                        PAGE

--------------       --------------                                 ------------
      4.1            Restated Certificate of Incorporation, as
                     amended, incorporated by reference to
                     Exhibit (3)(a) to Form 10-Q as filed with
                     the Commission on August 14, 1996
                     (Commission file number 1-3579).                    N/A

      4.2            Certificate of Amendment to the Restated
                     Certificate of Incorporation (as amended May
                     29, 1996), incorporated by reference to             N/A
                     Exhibit (3)(a.1) to Form 10-K as filed with the Commission on March 27, 1998 (Commission file number 1-3579)

      4.3            By-laws, as amended, incorporated by
                     reference to Exhibit 3(ii)) to Form 10-Q as
                     filed with the Commission on November 16,
                     1998 (Commission file number 1-3579)                N/A

      5.1            Opinion of Gibson, Dunn & Crutcher LLP               10

     10.1            Pitney Bowes Inc. Directors' Stock Plan,
                     incorporated by reference to Exhibit (i) to
                     Form 10-K as filed with the Commission on
                     March 30, 2000 (Commission file number
                     1-3579)                                             N/A

     10.2            Amendment No. 1 to Pitney Bowes Inc.
                     Directors' Stock Plan, incorporated by
                     reference to Exhibit (10) to Form 10-Q as
                     filed with the Commission on August 11, 2003
                     (Commission file number 1-3579)                     N/A


     23.1            Consent of Gibson, Dunn & Crutcher LLP
                     (contained in Exhibit 5.1)                          N/A

     23.2            Consent of PricewaterhouseCoopers LLP                12